UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 2, 2021
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
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DE	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
                 1 Wayside Road
             Burlington, MA             01803
             (Address of Principal Executive Offices)             (Zip Code)
(781) 565-5000
(Registrant’s telephone number, including area code)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	NUAN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

On February 2, 2021, Nuance Communications, Inc. (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders cast their votes on four proposals as follows:

Proposal 1: To elect nine members of the Company’s Board of Directors:

Director Nominee	For	Withheld
Lloyd Carney	227,010,502	15,946,836
Mark D. Benjamin	242,848,153	109,185
Daniel Brennan	242,846,004	111,334
Thomas Ebling	242,005,291	952,047
Robert Finocchio	242,843,220	114,118
Laura S. Kaiser	242,002,986	954,352
Michal Katz	235,901,110	7,056,228
Mark Laret	229,994,083	12,963,255
Sanjay Vaswani	235,333,897	7,623,441

Proposal 2: To approve a non-binding advisory vote on executive officer compensation:

For	Against	Abstain	Broker Non-Votes
229,361,020	13,362,599	233,719	18,293,059

Proposal 3: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021:

For	Against	Abstain
259,471,783	1,587,783	190,831

Proposal 4: To vote on a non-binding shareholder proposal that the Board of Directors take steps to adopt a shareholder right to written consent:

For	Against	Abstain	Broker Non-Votes
78,885,850	163,370,934	700,554	18,293,059

ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date:	February 3, 2021	By:	/s/ Wendy Cassity
Wendy Cassity Executive Vice President and Chief Legal Officer